UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Empery Digital Inc. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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Video Transcript

McKinsey projects global data center capacity demand will more than double by 2030. And with the board's AI infrastructure investment strategy, Empire Digital is poised to capitalize on this growing need. With investments in two facilities initially and a growing pipeline of opportunities through our partnership with Hunt Properties, we're positioned to drive value as AI computing demand grows. For the greatest future returns, vote for the board that's committed to a true strategy. Vote the white proxy card by October 14th.

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Disclaimer

The video and social-media posts contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially; see important information in our most recent SEC filings, available at https://ir.emperydigital.com/sec-filings. These forward-looking statements generally can be identified by the use of words such as “believe,” “continue,” “could,” “expect,” “focus,” “forward,” “future,” “growth,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “strategy,” “will,” “would,” “urge” and other words of similar meaning. These forward-looking statements address various matters, which include, without limitation, statements regarding our strategy, future operations, future financial position, return on investments including, but not limited to, statements relating to: the status of the strategic partnership with Hunt Properties and the Hunt Family and expected benefits therefrom; the signing of the lease and closing of the acquisition of the Midwest facility and the timing regarding the lease execution and closing of the acquisition; the status and conversion of the Midwest facility into a data center; the execution of a definitive triple net lease agreement for the Midwest facility with the same or similar terms to the LOI, the expected total lease payments and returns on investment that may be realized in connection therewith; the expectations and timing for the beginning of cash flow from the data center investments; the development of the campus in West Texas and the timing and returns associated therewith, including the timing of expected first power; the Company’s bitcoin strategy and statements relating to the Company’s ability to create value for shareholders.

Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Applicable risks and uncertainties include the risks and uncertainties regarding, among other things: our ability to keep pace with new technology and changing market needs; changes in business, market, financial, political and regulatory conditions; reduced demand for data centers or decreases in information technology spending; increased competition or available supply of data center capacity; delays or disruptions in connectivity or availability of power; deterioration in the relationship between the Company and Hunt Properties or CDP, or with potential data center tenants; the significant valuation uncertainty associated with the Company’s data center investments and the Company’s ability to realize a return on such investments; the Company’s limited ability to influence the operations, governance and strategic direction of its minority, non-controlling investments; the ability of CDP and Hunt Properties to negotiate and execute definitive long-term leases on commercially acceptable terms; potential delays or other impediments, including regulatory, in the development of proposed data centers; the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the Company’s stock price may be highly correlated to the price of the digital assets that it holds; increased competition in the industries in which the Company operates; significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; the treatment of crypto assets for U.S. and foreign tax purpose; the Company’s ability to generate revenues from sales and generate cash from financing of inventory, sale of its products and Bitcoin derivatives; significant decrease in the market value of the Company’s Bitcoin holdings; the Company’s reimbursement of expenses incurred in connection with its activist defense matters pursuant to insurance coverage; the Company’s ability to obtain additional financing through equity or debt offerings, obtain borrowings from financing arrangements or generate cash from the sale of Bitcoin and the competitive environment of our business. Other risks and uncertainties include those identified under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025, (as amended by Form 10-K/A filed with the SEC on April 21, 2026), and in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, and any subsequent filings with the SEC.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements reflect our views as of the date hereof. We do not assume and specifically disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Important Additional Information

The Company has filed a definitive proxy statement on Schedule 14A and an accompanying white proxy card. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE 2026 ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE 2026 ANNUAL MEETING. Stockholders will be able to obtain a free copy of the Company’s definitive proxy statement, accompanying white proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at https://ir.emperydigital.com/sec-filings/all-sec-filings.

The Company, its directors and certain of its officers and employees are participants in the solicitation of proxies from shareholders in connection with the 2026 Annual Meeting. Information regarding the identity of the participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement.

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